Exhibit 99.1

UNOVA, INC.

(Unaudited, amounts in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003

CONSOLIDATED STATEMENTS OF OPERATIONS (Preliminary)

Sales and Service Revenues	$236,919	$185,940	$811,317	$706,583
Costs and Expenses
Cost of sales and service	138,257	112,606	465,430	416,623
Selling, general and administrative	77,324	64,880	279,868	245,633
Special charges	191	849	1,306	1,662
Total Costs and Expenses	215,772	178,335	746,604	663,918
Operating Profit From Continuing Operations	21,147	7,605	64,713	42,665
Other Income (Expense)
Interest, net	(2,918)	(2,913)	(12,361)	(13,085)
Foreign currency exchange, net	(763)	3,024	(1,675)	1,242
Total Other Income (Expense)	(3,681)	111	(14,036)	(11,843)
Earnings from Continuing Operations before Income Taxes	17,466	7,716	50,677	30,822
Provision (Benefit) for income taxes	(8,980)	(3,069)	(1,504)	15,650
Earnings from Continuing Operations	26,446	10,785	52,181	15,172
Loss from discontinued operations, net of tax	(97,663)	(13,034)	(101,310)	(34,439)
Net Loss	$(71,217)	$(2,249)	$(49,129)	$(19,267)

Basic Earnings (Loss) per Share
Continuing operations	$0.44	$0.18	$0.86	$0.26
Discontinued operations	(1.61)	(0.22)	(1.67)	(0.59)
Net loss per share	$(1.17)	$(0.04)	$(0.81)	$(0.33)

Diluted Earnings (Loss) per Share
Continuing operations	$0.42	$0.18	$0.84	$0.25
Discontinued operations	(1.56)	(0.22)	(1.63)	(0.57)
Net loss per share	$(1.14)	$(0.04)	$(0.79)	$(0.32)

Shares Used in Computing Earnings (Loss) per Share
Basic	60,780	59,454	60,502	58,828
Diluted	62,374	61,428	62,154	60,234

SELECTED SEGMENT INFORMATION (Preliminary)

Revenues from Continuing Operations

Product Related Revenues	$199,129	$152,873	$654,867	$561,362
Service and Service Related Revenues	37,790	33,067	136,800	126,553
Intellectual Property Settlements			19,650	18,668
Total Revenues	$236,919	$185,940	$811,317	$706,583

Operating Profit (Loss) From Continuing Operations

Automated Data System Operating Profit	$29,011	$13,107	$89,740	$65,781
Corporate and Other	(7,673)	(4,653)	(23,721)	(21,454)
Special Charges	(191)	(849)	(1,306)	(1,662)
Operating Profit From Continuing Operations	$21,147	$7,605	$64,713	$42,665

UNOVA, INC.

CONSOLIDATED BALANCE SHEETS (Preliminary)

(Unaudited, amounts in thousands)

	December 31,	December 31,
Assets	2004	2003

Current Assets
Cash and cash equivalents	$217,899	$238,447
Restricted cash	50,000	—
Accounts receivable, net	157,833	137,732
Inventories	80,854	73,171
Net deferred tax assets	81,769	71,229
Assets held for sale	19,748	23,840
Assets of discontinued operations	211,116	196,860
Other current assets	8,831	19,668

Total Current Assets	828,050	760,947

Property, Plant and Equipment, Net	30,375	30,231

Other Intangibles, Net	4,072	4,336

Net Deferred Tax Assets	134,978	111,820

Long Term Assets of Discontinued Operations	21,238	119,224

Other Assets	53,964	64,259

Total Assets	$1,072,677	$1,090,817

Liabilities and Shareholders' Investment

Current Liabilities
Accounts payable and accrued expenses	$160,001	$152,542
Payroll and related expenses	30,077	33,271
Current portion of long-term obligations	108,500	—
Current liabilities of discontinued operations	130,257	134,706

Total Current Liabilities	428,835	320,519

Long-term Obligations	100,000	208,500

Other Long-term Liabilities	86,220	78,862

Long Term Liabilities of Discontinued Operations	46,388	52,108

Shareholders' Investment
Common stock	611	605
Additional paid-in capital	703,416	690,745
Accumulated deficit	(306,695)	(257,566)
Accumulated other comprehensive income (loss)	13,902	(2,956)

Total Shareholders' Investment	411,234	430,828

Total Liabilities and Shareholders' Investment	$1,072,677	$1,090,817

UNOVA, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS (Preliminary)

(Unaudited, amounts in thousands)

Year Ended December 31, 2004

Cash and Cash Equivalents at Beginning of Period	$238,447

Cash Flows from Operating Activities:
Net earnings from continuing operations	52,181
Adjustments to reconcile net earnings to net cash provided in operating activities:
Depreciation and amortization	10,847
Changes in working capital and other operating activities	(18,272)

Net Cash Provided by Operating Activities of Continuing Operations	44,756

Cash Flows from Investing Activities:
Capital expenditures	(10,284)
Other investing activities	3,801

Net Cash Used in Investing Activities of Continuing Operations	(6,483)

Cash Flows from Financing Activities:
Cash restricted for repayment of debt	(50,000)
Stock options exercised	5,683
Other financing activities	211

Net Cash Used in Financing Activities of Continuing Operations	(44,106)

Net Cash Used in Continuing Operations	(5,833)
Net Cash Used in Operating Activities of Discontinued Operations	(13,274)
Net Cash Provided by Investing Activities of Discontinued Operations	(1,441)

Resulting Decrease in Cash and Cash Equivalents	(20,548)

Cash and Cash Equivalents at End of Period	$217,899